News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Director, Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS SECOND QUARTER 2005 RESULTS

Revenue and Earnings Advance on Continued Strong User Growth

CHANTILLY, Va., July 20, 2005 – Online Resources Corporation (Nasdaq: ORCC), a leading outsourcer of Internet financial services, today reported financial and operating results for the three months ended June 30, 2005.

•	Revenue for the second quarter of 2005 was $14.3 million, a 42 percent increase over second quarter 2004 revenue of $10.1 million. The acquisition of Incurrent contributed approximately $1.9 million in revenue for the quarter.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) was $3.1 million, a 45 percent increase over $2.1 million in the prior year. EBITDA per share was $0.12 per share, a 9 percent increase compared to $0.11 in the prior year.

•	Net income was $1.8 million, a 48 percent increase over $1.2 million in 2004. Net income per share was $0.07, a 17 percent increase compared to $0.06 per share in 2004.

“We enjoyed strong user growth during the quarter and exceeded guidance due to some unexpected non-recurring revenue,” stated Matthew P. Lawlor, chairman and chief executive of the Company. “The quarter was further highlighted by ongoing success in sales with 32 client signings, as our unique combination of account presentment, payments and consumer marketing capabilities appears to be striking a chord.”

Lawlor continued, “Looking ahead, the Company is positioned to return to more typical sequential growth rates, with the recent large client acquisitions behind us and with a highly diversified client base. During the second half of the year, we will maintain focus on driving adoption and further integrating our recent acquisitions. At the same time, we remain confident that we are establishing a sound foundation for our strategic growth, including other potential acquisitions and leveraging our real-time payments infrastructure.”

The Company further noted that second quarter results do not recognize any revenue or expenses from the June 27, 2005 acquisition of Integrated Data Systems, as the results were deemed to be immaterial. The Company’s balance sheet, however, is presented on a consolidated basis.

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2005 Business Outlook
The Company provided new guidance for the third quarter 2005. To reflect its year-to-date performance and the recent acquisition of Integrated Data Systems, the Company updated full year 2005 guidance by increasing revenue and EBITDA while maintaining its earnings per share guidance. This guidance reflects increased share count and, supplementally, a higher potential discretionary equity-based bonus compensation expense. It also assumes no release of the Company’s tax loss valuation allowance. The information below is in millions except for per share data. These statements are forward-looking, and actual results may differ materially.

Third Quarter		Full Year
2004 2005%		2004	2005	%
Actual Guidance	Change	Actual	Guidance	Change

Revenue	$11.0	$15.0-15.5	39%	$42.3	$60.0-61.0	43%

Gross Profit Margin	63%	60-61%	-4%	60%	60-61%	1%

EBITDA (1)	$3.0	$3.6-4.1	28%	$8.6	$14.4-15.3	73%

Per share	$0.15	$0.13-0.15	-7%	$0.43	$0.55-0.58	31%

Net Income	$2.1	$2.4-2.8	24%	$5.0	$9.4-10.3	97%

Per share	$0.11	$0.08-0.10	-18%	$0.25	$0.36-0.39	50%

Fully Diluted Shares	20.0	27.8	39%	20.1	26.4	31%

	Supplemental Information –For Disclosure Purposes Only

Pro Forma Equity Compensation Expense	N/A	$0.4-0.5	N/A	N/A	$2.2-2.5	N/A

Per share	N/A	$0.01-0.02	N/A	N/A	$0.08-0.09	N/A

Tax Equivalent Net Income (2)	$1.3	$1.5-1.7	23%	$3.1	$5.8-6.4	97%

Per share (2)	$0.07	$0.05-0.06	-21%	$0.15	$0.22-0.24	53%

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

(2)	Presents the Company’s net income and net income per share expectations as if they were to be reported on a fully taxed basis, at an estimated corporate tax rate of 38 percent. The Company has approximately $90 million in tax loss carry-forwards and does not expect to pay material cash taxes in the foreseeable future.

The Company’s management will host a conference call to discuss the results today at 5:00 p.m. ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on July 20 until midnight on Wednesday, July 27. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 6977645. For web cast replay, go to the “Investors” section of www.orcc.com.

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About Online Resources
Online Resources powers Internet financial services for over 700 firms nationwide. The Company’s account presentation, payment, relationship management and professional services are branded to its client banks, credit unions, card issuers and payment acquirers. The Company serves over three million consumer and business end-users and processes over $12 billion in payments annually. Founded in 1989, Online Resources (Nasdaq: ORCC, Website: www.orcc.com) has been widely recognized as one of the nation’s fastest growing technology firms.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to the Company’s: history of losses; dependence on the marketing efforts of third parties; potential fluctuations in operating results; ability to make and successfully integrate acquisitions of new businesses; potential need for additional capital; potential inability to prevent systems failures and security breaches; potential inability to expand services and related products in the event of substantial increases in demand; competition; ability to attract and retain skilled personnel; reliance on patents and other intellectual property; exposure to the early stage of market adoption of the services it offers; exposure to the consolidation of the banking and financial services industry; and additional risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the Company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data
(Unaudited)

	Total					% Change
	2Q04	3Q04	4Q04[1]	1Q05[1]	2Q05	2Q05 vs. 1Q05	2Q05 vs. 2Q04

ACCOUNT PRESENTATION

Banking Services

Users (#K)	439	463	485	501	481	-4%	10%

Adoption Rate[2]	19.3%	21.1%	22.4%	27.6%	28.1%	2%	46%

Clients	195	180	183	182	180	-1%	-8%

Card Services

Users (#K)	n/a	n/a	1,986	2,213	2,405	9%	n/a

Adoption Rate[3]	n/a	n/a	14.9%	15.7%	16.0%	2%	n/a

Clients	n/a	n/a	6	6	6	0%	n/a

PAYMENTS

Banking Services

Users (#K)	651	728	776	828	858	4%	32%

Adoption Rate[4]	6.2%	6.8%	8.2%	9.0%	9.5%	6%	53%

Transactions (#M)	9.0	9.6	10.2	10.9	11.3	4%	26%

Clients	687	697	716	740	740[5]	0%	8%

RELATIONSHIP MANAGEMENT

Banking Services

Products/User	1.28	1.30	1.31	1.31	1.31	0%	2%

Upsells[6]	18,693	17,060	18,980	19,897	17,961	-10%	-4%

Clients	333	341	356	372	388	4%	17%

TOTAL ENTERPRISE

Unique Users[7] (#K)

Banking Services	972	1,065	1,125	1,195	1,213	2%	25%

Card Services	n/a	n/a	1,986	2,213	2,405	9%	n/a

Total	972	1,065	3,111	3,408	3,618	6%	272%

Adoption Rate (Total)[8]	9.2%	10.0%	13.6%	14.6%	15.1%	3%	64%

Payment Transactions (#M)	9.0	9.6	10.2	10.9	11.3	4%	26%

Unique Clients	687	697	722	746	746	0%	9%

Notes:

1Does not include Sears, a Card & Credit Services division client that was acquired and left in 2Q05.

2The number of users divided by the 1.6 million total launched checking accounts held with our Banking Services clients. The numbers of checking accounts are as reported to us by our clients.

3The number of users divided by the 15.0 million active card accounts held with our Card Services clients. Based on industry averages, we have defined active card accounts to be 50% of total card accounts, and like the industry, are reporting adoption rates against the active card account base.

4The number of users divided by the 9.0 million total payments-eligible launched checking accounts held with our Banking Services clients. The numbers of checking accounts are as reported to us by our clients.

5This number is a result of 32 new client sales, net of 20 non-core (paper draft only) clients and 12 other clients (of which 4 were acquired).

6The number of additional services (e.g., bill payment, Money HQ, Quicken) that banking users enrolled in during the quarter.

7The number of unique users that use either account presentation services and/or payment services. Some may be counted in both account presentation and payments.

8The number of users divided by the sum of 15.0 million active card accounts held with our Card Services clients and the 9.0 million launched checking accounts held with our Banking Services clients.

Online Resources Corporation
Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2005	2004	2005	2004
Revenues:

Account presentation services	$2,198	$777	$5,025	$1,562

Payment services	8,695	6,791	17,138	13,127

Relationship management services	1,912	1,933	3,957	3,864

Professional services and other	1,524	568	3,321	1,283

Total revenues	14,329	10,069	29,441	19,836

Expenses:

Cost of revenues	5,870	4,135	11,553	8,584

Gross profit	8,459	5,934	17,888	11,252

General and administrative	3,353	2,086	6,548	4,198

Selling and marketing	2,491	1,784	4,966	3,651

Systems and development	1,024	879	2,299	1,814

Total expenses	6,868	4,749	13,813	9,663

Income from operations	1,591	1,185	4,075	1,589

Other income

Interest income	322	26	351	52

Interest expense	5	1	9	3

Total other income	317	25	342	49

Income before taxes	1,908	1,210	4,417	1,638

Income tax provision	135	9	195	18

Net income	$1,773	$1,201	$4,222	$1,620

Net income per share

Basic	$0.07	$0.07	$0.19	$0.09

Diluted	$0.07	$0.06	$0.18	$0.08

Shares used in calculation of net income per share:

Basic	24,155	18,004	21,770	17,944

Diluted	26,509	20,030	24,124	20,085

Reconciliation of net income to EBITDA (See Note 1):

Net income	$1,773	$1,201	$4,222	$1,620

Depreciation and amortization	1,513	961	2,796	1,930

Other income	(317)	(25)	(342)	(49)

Income tax provision	135	9	195	18

EBITDA (See Note 1)	$3,104	$2,146	$6,871	$3,519

Notes:

1.	EBITDA represents earnings before interest, taxes, depreciation and amortization.

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	JUNE 30,	DECEMBER 31,
	2005	2004
	(UNAUDITED)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$50,897	$6,291
Accounts receivable, net	7,457	8,516
Deferred implementation costs	534	461
Prepaid expenses and other current assets	920	2,635
Total current assets	59,808	17,903
Property and equipment, net	13,663	13,100
Goodwill	16,452	11,273
Intangible assets	2,606	1,570
Deferred implementation costs, less current portion	507	420
Other assets	526	351
Total assets	$93,562	$44,617

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$4,321	$4,972
Deferred revenues	1,723	973
Deferred rent obligation	158	158
Capital lease obligation	29	11

Total current liabilities	6,231	6,114
Deferred revenues, less current portion	678	379
Deferred rent obligation, less current portion	1,728	1,525
Other long-term liabilities	38	133

Total liabilities	8,675	8,151
Stockholders’ equity	84,887	36,466
Total liabilities and stockholders’ equity	$93,562	$44,617